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                            HEIN + ASSOCIATES, LLP
                          12770 COIT ROAD, SUITE 1150
                             DALLAS, TEXAS  75251
            (972) 458-2296 (telephone)   (972) 788-4943 (facsimile)






                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in the Form S-8 Registration Statement and Prospectus of FieldPoint Petroleum Corporation ("The Company") of our report dated January 20, 1999 accompanying the consolidated financial statements of The Company also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



Hein + Associates LLP
Certified Public Accountants


June 4, 1999
Dallas, Texas